UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 12, 2013

PMC-SIERRA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-19084	94-2925073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1380 Bordeaux Drive

Sunnyvale, CA 94089

(Address of Principal Executive Offices)(Zip Code)

(408) 239-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 12, 2013, PMC-Sierra, Inc., a Delaware corporation (“PMC”) on behalf of itself and its subsidiaries, completed the previously announced acquisition of (i) substantially all of the assets that are used by Integrated Device Technology, Inc., a Delaware corporation (“Seller”), and its subsidiaries, in the business of designing, developing, manufacturing, testing, marketing, supporting, maintaining, distributing, provisioning and selling non-volatile memory (flash) controllers and (ii) all technology and intellectual property rights owned by Seller or any of its subsidiaries and used exclusively in, or developed exclusively for use in, (a) switching circuits having the primary function of flexible routing of data from/to multiple switch interface ports, where all switch interface ports conform to the PCIe protocol, or (b) circuits having the primary function of executing all of the capturing, re-timing, re-generating and re-transmitting PCIe signals to help extend the physical reach of the signals in a system (the “Acquisition”), pursuant to the Asset Purchase Agreement (the “Purchase Agreement”) with Seller and Integrated Device Technology (Malaysia) Sdn. Bhd., a wholly-owned subsidiary of Seller (“Selling Subsidiary” and, together with PMC, PMC’s subsidiaries and Seller, the “Parties”) dated May 29, 2013. The aggregate purchase price was approximately $96 million in cash. The transaction was funded by PMC’s available working capital.

On July 12, 2013, in connection with the completion of the Acquisition, the license agreement that was entered into by the Parties simultaneously with the Purchase Agreement, whereby Seller and Selling Subsidiary will license certain intellectual property rights and technology to PMC, and PMC will license back to Seller and Selling Subsidiary certain of the intellectual property rights and technology acquired by PMC in the Acquisition, became effective. In addition, the Parties entered into (a) a transition services agreement and (b) a supply agreement, whereby Seller and Selling Subsidiary will manufacture certain products for PMC.

On July 15, 2013, PMC issued a press release announcing the completion of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 15, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-SIERRA, INC.

Date: July 15, 2013	By:	/s/ Steven J. Geiser
Steven J. Geiser
Vice President Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 15, 2013